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                                                                    EXHIBIT 23.7


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 27, 1998, with respect to the combined financial statements of St. Joseph Medical Corporation and Orange Coast Managed Care Services, Inc. included in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of FPA Medical Management, Inc. for the registration of 3,846,154 shares of its common stock.



                                        ERNST & YOUNG LLP

Los Angeles, California
February 9, 1998